UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2020

Care.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by Care.com, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2019, the Company entered into an Agreement and Plan of Merger, dated as of December 20, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), with IAC/InterActiveCorp (“IAC”) and Buzz Merger Sub Inc., a wholly-owned subsidiary of IAC (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on January 13, 2020, Merger Sub commenced a cash tender offer (the “Offer”) to acquire (i) all outstanding shares of common stock of the Company, par value $0.001 per share (the “Common Shares”), at a price of $15.00 per Common Share (the “Common Share Offer Price”) and (ii) all outstanding shares of Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Preferred Shares,” and together with the Common Shares, the “Shares”), at (x) 150% of the Liquidation Preference per Preferred Share, as specified in the Certificate of Designations for the Preferred Shares (the “Certificate of Designations”), plus (y) Accrued and Unpaid Dividends payable in respect of such Preferred Shares, as specified in the Certificate of Designations, in the case of clauses (x) and (y), calculated as of and including the expiration date of the Offer, pursuant to the terms of the Certificate of Designations ((x) and (y), together, the “Preferred Share Offer Price”), in each case, net to the holder in cash, without interest and less any applicable withholding taxes. As of one minute after 11:59 p.m., Eastern Time, on February 10, 2020, when the Offer expired, approximately 26,256,871 Common Shares and 46,350 Preferred Shares were validly tendered and not properly withdrawn in the Offer, representing approximately 81.3% of the Company’s outstanding Shares (on an as-converted basis), including 618,484 Common Shares tendered pursuant to guaranteed delivery procedures. Of the Common Shares and Preferred Shares tendered in the Offer, 4,093,712 Common Shares and 46,350 Preferred Shares (representing 5,360,825 Common Shares on an as-converted basis) were tendered pursuant to the support agreements between IAC and each of (i) Sheila Lirio Marcelo, the Founder, Chairwoman of the Company’s board of directors and Chief Executive Officer of the Company, and The Sheila L. Marcelo 2012 Family Trust, (ii) CapitalG LP and (iii) Tenzing Global Management LLC and Tenzing Global Investors Fund I LP. The number of Common Shares tendered pursuant to the support agreements reflects adjustments to the Common Shares held by Ms. Marcelo as reported in the Form 4/A filed by Ms. Marcelo with the SEC on February 6, 2020. With all conditions to the Offer satisfied or waived, on February 11, 2020, Merger Sub accepted for purchase all Shares that were validly tendered pursuant to the Offer and not properly withdrawn.

Following completion of the Offer, on February 11, 2020, Merger Sub merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without any stockholder vote, with the Company surviving the Merger as a wholly-owned subsidiary of IAC (the “Merger”), pursuant to the Merger Agreement. The Merger became effective on February 11, 2020, following the filing of the certificate of merger with the Secretary of State of the State of Delaware.

Effective as of five business days prior to, and conditional upon the occurrence of, the effective time of the Merger (the “Effective Time”), each holder of a Company Option (as defined herein) that qualified as an incentive stock option within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended, was entitled to exercise such Company Option in full by providing the Company with a notice of exercise and full payment of the applicable exercise price in accordance with and subject to the terms of the applicable Company equity plan and award agreement.

At the Effective Time, and as a result of the Merger:

•	each Share issued and outstanding immediately prior to the Effective Time (other than any (i) Shares held in the treasury of the Company, (ii) Shares that at the commencement of the Offer were owned by IAC or Merger Sub, or any direct or indirect wholly-owned subsidiaries of IAC or Merger Sub, (iii) Shares that were irrevocably accepted for payment in the Offer and (iv) Shares held by stockholders of the Company who properly demanded and perfected appraisal rights under Delaware law, which were canceled and for which no payment was delivered) was converted into the right to receive an amount in cash equal to either the Common Share Offer Price or the Preferred Share Offer Price, as applicable, payable net to the holder in cash, without interest, subject to any withholding of taxes as required by applicable law;

•	all outstanding shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time converted into an aggregate of 1,000 newly and validly issued, fully paid and non-assessable shares of common stock of the surviving corporation;

•	each option to purchase Common Shares (whether vested or unvested) (each a “Company Option”) outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Common Shares underlying the Company Option as of immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Common Share Offer Price over the per-share exercise price of such Company Option, less taxes required to be withheld with respect to such payment; provided that, any such Company Option with respect to which the per-share exercise price subject thereto was equal to or greater than the Common Share Offer Price was canceled for no consideration;

•	each award of Company restricted stock units that was subject solely to service-based vesting conditions (including any Company restricted stock units that were subject, in whole or in part, to performance-based vesting conditions as of the applicable grant date, but that were solely subject to service-based vesting conditions as of immediately prior to the Effective Time) (the “Company RSUs”) and that were outstanding immediately prior to the Effective Time were fully vested and automatically canceled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Common Shares underlying such award of Company RSUs as of immediately prior to the Effective Time, multiplied by (y) the Common Share Offer Price, less taxes required to be withheld with respect to such payment; and

•	each award of Company restricted stock units other than those described in the immediately preceding bullet were canceled for no consideration prior to the Effective Time in accordance with their terms.

The aggregate consideration paid in the Offer and Merger was approximately $626.7 million, without giving effect to related transaction fees and expenses.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit (d)(1) to the Schedule TO filed by IAC and Merger Sub on January 13, 2020 and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, on February 11, 2020, at the Company’s request, The New York Stock Exchange (the “NYSE”) filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Common Shares from the NYSE. The Common Shares, which previously traded under the symbol “CRCM,” ceased to be traded on the NYSE prior to the opening of trading on February 11, 2020. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting that the Common Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference. At the Effective Time, holders of Common Shares and/or Preferred Shares immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Common Share Offer Price and/or the Preferred Share Offer Price, as applicable, for each Share held pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

At the Effective Time, the Company became a wholly-owned subsidiary of IAC. As a result, a change of control of the Company occurred. The information contained in Items 2.01, 3.01 and 3.03 above and in Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, on February 11, 2020, the members of the board of directors of the Company prior to the Effective Time ceased to be members of the board of directors of the Company, and the board of directors of Merger Sub, consisting of Glenn H. Schiffman and Gregg Winiarski, became the board of directors of the Company.

Pursuant to the letter agreement, dated February 3, 2020, by and among the Company, IAC and Sheila Lirio Marcelo, which was previously disclosed by the Company in the Schedule 14D-9/A filed by the Company with the SEC on February 3, 2020 and filed as Exhibit (e)(13) thereto, as of the consummation of the transactions contemplated by the Merger Agreement, on February 11, 2020, Ms. Marcelo’s resignation as the Company’s President and Chief Executive Officer and the termination of her employment with the Company became effective. On February 11, 2020, the Company’s board of directors appointed Timothy Allen as the Chief Executive Officer of the Company.

Information concerning the Company’s new directors and Mr. Allen has been previously disclosed in the Tender Offer Statement on Schedule TO, filed with the SEC by IAC and Merger Sub on January 13, 2020, together with the exhibits and annexes thereto and as amended or supplemented, and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the restated certificate of incorporation of the Company was amended and restated in its entirety to be in the form attached to the Merger Agreement, the text of which amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the amended and restated bylaws of the Company were amended and restated in their entirety to be in the form attached to the Merger Agreement, the text of which second amended and restated bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit Number	Exhibit Title or Description

2.1	Agreement and Plan of Merger by and among IAC/InterActiveCorp, Buzz Merger Sub Inc. and Care.com, Inc., dated as of December 20, 2019 (incorporated by reference to Exhibit (d)(1) to the Schedule TO filed by IAC/InterActiveCorp and Buzz Merger Sub Inc. on January 13, 2020)

3.1	Amended and Restated Certificate of Incorporation of Care.com, Inc.

3.2	Second Amended and Restated Bylaws of Care.com, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2020	By:	/s/ MELANIE GOINS
Melanie Goins
General Counsel and Corporate Secretary